                                                                    Exhibit 3.39

      CANADA           )
                       )
PROVINCE OF ONTARIO    )
                       )
      TO WIT:          )

I, ROBERT RUTHERFORD CRANSTON, a Notary Public in and for the Province of Ontario, by royal authority duly appointed, residing in the City of Toronto, in the said Province of Ontario, DO HEREBY CERTIFY that the paper writing hereto annexed, is a true copy of a document produced and shown to me and purporting to be the Certificate and Articles of Amalgamation of DANKA CANADA INC. issued pursuant to the Canada Business Corporations Act effective January 1, 1998, the copy having been compared by me with the said original document.

IN TESTIMONY WHEREOF I have hereunto subscribed my name and affixed my seal of office at the City of Toronto, the 2nd day of January, 1998.


         /s/  Robert Cranston
-------------------------------------
    A Notary Public in and for the
         Province of Ontario

     Industry Canada Industrie Canada

Certificate                               Certificat
of Amalgamation                           de fusion


Canada Business                           Loi canadienne sur
Corporations Act                          les societes par actions

--------------------------------------------------------------------------------

Danka Canada Inc.                                       344714-6


---------------------------------------   --------------------------------------
    Name of corporation-Denomination             Corporation number-Numero
             de la societe                             de la societe

I hereby certify that the above-named     Je certifie que la societe
corporation resulted from an              susmentionnee est issue d'une fusion,
amalgamation, under section 185 of the    en vertu de l'article 185 de la Loi
Canada Business Corporations Act, of      canadienne sur les societes par
the corporations set out in the           actions, des societes dont les
attached articles of amalgamation.        denominations apparaissent dans les
                                          statuts de fusion ci-joints.


                                          January 1, 1998/le 1 janvier 1998
         [signature illegible]
---------------------------------------
          Director - Directeur            Date of Amalgamation - Date de fusion

--------------------------------------------------------------------------------

Canada

Industry Canada     Industrie Canada
                    Loi regissant          FORM 9
                    les societes        ARTICLES OF         FORMULE 9
Canada Business     par actions de      AMALGAMATION     STATUTS DE FUSION
Corporations Act    regime federal      (SECTION 185)      (ARTICLE 185)

--------------------------------------------------------------------------------
1 - Name of amalgamated corporation       Denomination de la societe de la
                                          fusion

Danka Canada Inc.
--------------------------------------------------------------------------------
2 - The place in Canada where the         Lieu au Canada ou doit etre situe
    registered  office is to be           le siege social
    situated

Municipality of Metropolitan Toronto
--------------------------------------------------------------------------------
3 - The classes and any maximum number    Categories et tout nombre maximal
    of shares that the corporation is     d'actions que la societe est autorisee
    authorized to issue                   a emettre

The annexed Schedule 1 is incorporated
in this form.
--------------------------------------------------------------------------------
4 - Restrictions, if any, on share        Restrictions sur le transfert des
    transfers                             actions, s'il y a lieu

The annexed Schedule 2 is incorporated
in this form.
--------------------------------------------------------------------------------
5 - Number (or minimum and maximum        Nombre (ou nombre minimal et maximal)
    number) of directors                  d'administrateurs

A minimum of one and maximum of ten
--------------------------------------------------------------------------------
6 - Restrictions, if any, on business     Limites imposees a l'activite
    the corporation may carry on          commerciale de la societe, s'il y a
                                          lieu

N/A
--------------------------------------------------------------------------------
7 - Other provisions, if any              Autres dispositions, s'il y a lieu

The annexed Schedule 3 is incorporated
in this form
--------------------------------------------------------------------------------
8 - The amalgamation has been approved    8 - La fusion a eteapprouvee en accord
    pursuant  to that or subsection           avec section l'article ou le
    of the Act which is indicated as          paragraphe de la Loi indique
    follows:                                  ci-apres.

                            [_]  183
                            [_]  184(1)
                            [X]  184(2)

--------------------------------------------------------------------------------
9 - Name of the amalgamating
    corporations Denomination   Corporation No.
    des societes                N DEG. de la                             Title
    fusionnantes                societe           Signature     Date     Titre
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Danka Business Systems Ltd.     299264-7          [signature     Dec.
                                                   illegible]   16/97  Director
--------------------------------------------------------------------------------
Danka Office Imaging Limited    327199-4          [signature     Dec.
                                                  illegible]    16/97   Director
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT    Filed - Deposee
Corporation No. - N DEG.  de la societe  344714-6               DEC [illegible]
--------------------------------------------------------------------------------

                                   SCHEDULE 1
                                   ----------

The Corporation is authorized to issue an unlimited number of shares of one class designated as preferred shares and an unlimited number of shares of another class designated as common shares.

1. The preferred shares shall have attached thereto as a class, the following rights, privileges, restrictions and conditions:

     (a) The preferred shares shall carry the right to a dividend as fixed by the board of directors and upon the liquidation or winding up of the Corporation, to repayment of the amount paid for such shares (plus any declared and unpaid dividends) in priority to the common shares, but they shall not confer a right to any further participation in profits or assets.

     (b) The Corporation may redeem the whole or any part of the preferred shares on payment for each share to be redeemed of the amount paid to the Corporation for such shares, together with all dividends declared thereon and unpaid (the "redemption price"). In case a part only of the then outstanding preferred shares is at any time to be redeemed the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or, if the directors so determine, may be redeemed pro rata, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares.

     (c) The Corporation shall have the right at its option at any time and from time to time to purchase for cancellation the whole or any part of the preferred shares pursuant to tenders or, with the unanimous consent of the holders of all issued preferred shares, by private contract at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price.

     (d) Subject to applicable law the holders of preferred shares shall not, as such, have any voting rights for the election of directors or for any other purpose nor shall they be entitled to attend shareholders' meetings.

     (e) The foregoing provisions, the provisions of this paragraph and the provisions of paragraph (f) hereof may be repealed, altered, modified or amended by Articles of Amendment but only with the approval of the holders of preferred shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act.

     (f) The approval of the holders of the preferred shares as to any and all matters referred to herein may be given by special resolution sanctioned at a meeting of holders of preferred shares duly called and held upon at least

                                   - Page 2 -

          10 days' notice at which the holders of at least a majority of the outstanding preferred shares are present or represented by proxy and carried by the affirmative votes of the holders of not less than two-thirds of the preferred shares represented and voted at such meetings cast on a poll. On every poll taken at such meeting every holder of preferred shares shall be entitled to one vote in respect of each preferred share held.

2. The common shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

     (a) The holders of the common shares shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation, except class meetings of other classes or shareholders, and each common share shall confer the right to one vote in person or by proxy at all such meetings of shareholders of the Corporation.

     (b) Subject to the prior rights attaching to the preferred shares of the Corporation, the holders of the common shares shall be entitled to receive the remaining property of the Corporation upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                   SCHEDULE 2
                                   ----------

Restrictions on Share Transfers
-------------------------------

The right to transfer shares of the Corporation shall be restricted in that no shares shall be transferred without either:

(a) the previous consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or,

(b) the previous consent of the holders of at least 51% of the shares for the time being outstanding expressed by a resolution passed by the shareholders or by an instrument or instruments in writing signed by such shareholders.

                                   SCHEDULE 3
                                   ----------

Other Provisions
----------------

1. The board of directors may from time to time, in such amounts and on such terms as it deems expedient charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

     The board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.

2. The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than 50, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

3. Any invitation to the public to subscribe for any securities of the Corporation is hereby prohibited.

CANADA                                    IN THE MATTER of the Canada Business
                                          Corporations Act and the articles of
PROVINCE OF ONTARIO                       amalgamation of Danka Business Systems
             TO WIT:                      Ltd. and Danka Office Imaging Limited


     I, Robert R. Cranston, of the Municipality of Metropolitan in the Province of Ontario do solemnly declare that:

1. I am Director and Secretary of Danka Business Systems Ltd., one of the amalgamating corporations (hereinafter called the "Corporation") and as such have personal knowledge of the matters herein declared to.

2. I have conducted such examinations of the books and records of the Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.   I have satisfied myself that:

     (a) the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

     (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes.

4. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

     And I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the              )
                                       )
City of Toronto, in the Municipality   )
                                       )
of Metropolitan Toronto                )    By:     /s/  Robert R. Cranston
                                       )       ---------------------------------
this 16th day of December,             )              Robert R. Cranston
                                       )
1997.                                  )


         [signature illegible]
---------------------------------------
          A Commissioner, etc.

CANADA                                   IN THE MATTER of the Canada Business
                                         Corporations Act and the articles of
PROVINCE OF ONTARIO                      amalgamation of Danka Office Imaging
                                         Limited and Danka Business Systems Ltd.
             TO WIT:

     I, Robert R. Cranston, of the Municipality of Metropolitan in the Province of Ontario do solemnly declare that:

1. I am Director and Secretary of Danka Office Imaging Limited, one of the amalgamating corporations (hereinafter called the "Corporation") and as such have personal knowledge of the matters herein declared to.

2. I have conducted such examinations of the books and records of the Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.   I have satisfied myself that:

     (a) the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

     (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes.

4. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

     And I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the              )
                                       )
City of Toronto, in the Municipality   )
                                       )
of Metropolitan Toronto                )    By:     /s/ Robert R. Crantson
                                       )       ---------------------------------
this 16th day of December,             )              Robert R. Cranston
                                       )
1997.                                  )


         [signature illegible]
---------------------------------------
         A Commissioner, etc.

ADOPTED ON AMALGAMATION JANUARY 1, 1998 DANKA BUSINESS SYSTEMS LTD. and DANKA OFFICE IMAGING LIMITED to form DANKA CANADA INC.

                                    I N D E X
                              to By-Law Number 3 of
                           DANKA BUSINESS SYSTEMS LTD.

Interpretation                                     Paragraph    Page
--------------                                     ---------    ----
   Definitions                                     1.01         1
   Definitions                                     1.02         2
   Definition                                      1.03         2

Business of the Corporation
---------------------------
   Registered Office                               2.01         2
   Corporate Seal                                  2.02         2
   Financial Year                                  2.03         3
   Execution of Instruments                        2.04         3
   Banking Arrangements                            2.05         3
   Voting Rights in Other Bodies Corporate         2.06         3
   Withholding Information from Shareholders       2.07         3

Borrowing and Securities
------------------------
   Borrowing Power                                 3.01         4
   Delegation                                      3.02         4

Directors
---------
   Number of Directors and Quorum                  4.01         4
   Qualification                                   4.02         5
   Election and Term                               4.03         5
   Removal of Directors                            4.04         5
   Vacation of Office                              4.05         5
   Vacancies                                       4.06         5
   Action by the Board                             4.07         5
   Canadian Majority                               4.08         6
   Meetings by Telephone                           4.09         6
   Place of Meetings                               4.10         6

   Calling of Meetings                             4.11         6
   Notice of Meeting                               4.12         6
   First Meeting of New Board                      4.13         7
   Adjourned Meeting                               4.14         7
   Regular Meetings                                4.15         7
   Chairman                                        4.16         7
   Votes to Govern                                 4.17         7
   Conflict of Interest                            4.18         8
   Remuneration and Expenses                       4.19         8

Committees
----------
   Committee of Directors                          5.01         8
   Procedure                                       5.02         8
   Transaction of Business                         5.03         8
   Audit Committee                                 5.04         9
   Advisory Committees                             5.05         9

Officers
--------
   Appointment                                     6.01         9
   Chairman of the Board                           6.02         9
   Managing Director                               6.03         9
   President                                       6.04         10
   Vice-President                                  6.05         10
   Secretary                                       6.06         10
   Treasurer                                       6.07         10
   Powers and Duties of Other Officers             6.08         10
   Variation of Powers and Duties                  6.09         10
   Term of Office                                  6.10         10
   Terms of Employment and Remuneration            6.11         11
   Conflict of Interest                            6.12         11
   Agents and Attorneys                            6.13         11
   Fidelity Bonds                                  6.14         11

Protection of Directors, Officers and Others
--------------------------------------------
   Limitation of Liability                         7.01         11
   Indemnity                                       7.02         11
   Insurance                                       7.03         12

Shares
------
   Allotment                                       8.01         12
   Commissions                                     8.02         12
   Registration of Transfer                        8.03         12
   Transfer Agents and Registrars                  8.04         13
   Lien for Indebtedness                           8.05         13
   Non-Recognition of Trusts                       8.06         13
   Share Certificates                              8.07         13
   Replacement of Share Certificates               8.08         14
   Joint Shareholders                              8.09         14
   Deceased Shareholders                           8.10         14

Dividends and Rights
--------------------
   Dividends                                       9.01         14
   Dividend Cheques                                9.02         15
   Non-Receipt of Cheques                          9.03         15
   Record Date for Dividends and Rights            9.04         15
   Unclaimed Dividends                             9.05         15

Meetings of Shareholders
------------------------
   Annual Meetings                                 10.01        16
   Special Meetings                                10.02        16
   Place of Meetings                               10.03        16
   Notice of Meetings                              10.04        16
   List of Shareholders Entitled to Notice         10.05        16
   Record Date for Notice                          10.06        17
   Meetings without Notice                         10.07        17
   Chairman, Secretary and Scrutineers             10.08        17
   Persons Entitled to be Present                  10.09        18

   Quorum                                          10.10        18
   Right to Vote                                   10.11        18
   Proxies                                         10.12        19
   Time for Deposit of Proxies                     10.13        19
   Joint Shareholders                              10.14        19
   Votes to Govern                                 10.15        19
   Show of Hands                                   10.16        19
   Ballots                                         10.17        20
   Adjournment                                     10.18        20
   Resolution in Writing                           10.19        20
   Only One Shareholder                            10.20        20

Divisions and Departments
-------------------------
   Creation and Consideration of Divisions         11.01        20
   Name of Division                                11.02        21
   Officers of Divisions                           11.03        21

Notices
-------
   Method of Giving Notice                         12.01        21
   Notice of Joint Shareholders                    12.02        22
   Computation of Time                             12.03        22
   Undelivered Notices                             12.04        22
   Omissions and Errors                            12.05        22
   Persons Entitled by Death or Operation of Law   12.06        22
   Waiver of Notice                                12.07        22

Repeal
------
   Repeal                                          13.01        23

Effective Date
--------------
   Effective Date                                  14.01        23